EXHIBIT 99.1
Houston, Texas
6 May 2009

FOR IMMEDIATE RELEASE

EARNINGS-

ATWOOD OCEANICS, INC., (NYSE: ATW)  Houston-based International Drilling Contractor, announced today that the Company earned net income of $56,427,000 or $0.88 per diluted share, on revenues of $140,652,000 for the quarter ended March 31, 2009 compared to net income of $41,755,000 or $0.65 per diluted share, on revenues of $113,530,000 for the quarter ended March 31, 2008.  For the six months ended March 31, 2009, the Company earned net income of $134,790,000 or $2.10 per diluted share, on revenues of $306,156,000 compared to net income of $80,304,000 or $1.25 per diluted share, on revenues of $224,578,000 for the six months ended March 31, 2008.

	FOR THE THREE MONTHS ENDED MARCH 31,
	2009	2008

Revenues	$ 140,652,000	$ 113,530,000
Income before Income Taxes	71,533,000	46,354,000
Provision for Income Taxes	(15,106,000)	(4,599,000)
Net Income	56,427,000	41,755,000
Earnings per Common Share -
Basic	0.88	0.66
Diluted	0.88	0.65
Weighted Average Shares
Outstanding -
Basic	64,186,000	63,602,000
Diluted	64,235,000	64,428,000

	FOR THE SIX MONTHS ENDED MARCH 31,
	2009	2008

Revenues	$ 306,156,000	$ 224,578,000
Income before Income Taxes	163,249,000	89,465,000
Provision for Income Taxes	(28,459,000)	(9,161,000)
Net Income	134,790,000	80,304,000
Earnings per Common Share -
Basic	2.10	1.26
Diluted	2.10	1.25
Weighted Average Shares
Outstanding -
Basic	64,134,000	63,486,000
Diluted	64,284,000	64,376,000

 Contact:  Jim Holland
281-749-7804